Exhibit 99.1

LiveOne (Nasdaq: LVO) Announces Preliminary Fiscal 2025 Results, Including Revenues of $112M+

●	Audio Revenue of $108M+ and Adjusted EBITDA* of $16M+

●	Subscribers and ad-supported users exceeded 1.45M

●	Extinguished $7M+ of liabilities, including paying off $4.1M of East West Bank credit line

●	Extended $5M payables to long-term liabilities

●	Expanded restructuring efforts, cutting $40M in annualized costs since December 2024

●	Acquired 1.47M PodcastOne (Nasdaq: PODC) shares at average price of $2.22 since March 2024, including 550K shares in Q4 Fiscal 2025

LOS ANGELES, April 07, 2025 -- LiveOne (Nasdaq: LVO), an award-winning, creator-first, music, entertainment, and technology platform, announced today preliminary financial results for its fiscal year ended March 31, 2025 (“Fiscal 2025”) and updates to certain of its other metrics.

Robert Ellin, CEO of LiveOne, commented, “I’m proud of my team for surviving and thriving amidst the Tesla deal’s changes. We’ve delivered outstanding results:

●	50%+ car conversions

●	5+ B2B deals generating $44M in new revenue

●	Multiple additional deals poised to launch shortly

Notably, we’re trading at just 50% of revenues, presenting a massive opportunity for shareholders to benefit from our growth potential.”

The select anticipated financial results discussed in this press release are based on management’s preliminary unaudited analysis of financial results for Fiscal 2025. As of the date of this press release, LiveOne has not completed its financial statement reporting process for Fiscal 2025, and LiveOne’s independent registered accounting firm has not audited the preliminary financial results discussed in this press release. During the course of LiveOne’s fiscal year-end closing procedures and review process, LiveOne may identify items that would require it to make adjustments, which may be material, to the information presented above. The estimated preliminary unaudited financial results contained in this press release are based only on currently available information as of the date hereof. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results, and are not guarantees of future performance and may differ from actual results.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s subsidiaries include Slacker, PodcastOne (Nasdaq: PODC), PPVOne, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on its largest OEM customer for a substantial percentage of its revenue; LiveOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; LiveOne’s ability to continue as a going concern; LiveOne’s ability to attract, maintain and increase the number of its users and paid members; LiveOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; LiveOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; LiveOne’s ability to extend and/or refinance its indebtedness and/or repay its indebtedness when due; uncertain and unfavorable outcomes in legal proceedings and/or LiveOne’s ability to pay any amounts due in connection with any such legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne’s subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in LiveOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, Quarterly Report on Form 10-Q for the quarter ended December 31, 2024, filed with SEC on February 14, 2025, and in LiveOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and LiveOne disclaims any obligation to update these statements, except as may be required by law. LiveOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with the accounting principles generally accepted in the United States of America (“GAAP”), we present Contribution Margin (Loss) and Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”), which are non-GAAP financial measures, as measures of our performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, or as a substitute for, or superior to, operating loss and or net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flows or liquidity.

We use Contribution Margin (Loss) and Adjusted EBITDA to evaluate the performance of our operating segments. We believe that information about these non-GAAP financial measures assists investors by allowing them to evaluate changes in the operating results of our business separate from non-operational factors that affect operating income (loss) and net income (loss), thus providing insights into both operations and the other factors that affect reported results. Adjusted EBITDA is not calculated or presented in accordance with GAAP. A limitation of the use of Adjusted EBITDA as a performance measure is that it does not reflect the periodic costs of certain amortizing assets used in generating revenue in our business. Accordingly, Adjusted EBITDA should be considered in addition to, and not as a substitute for operating income (loss), net income (loss), and other measures of financial performance reported in accordance with GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures of other companies.

Contribution Margin (Loss) is defined as Revenue less Cost of Sales. Adjusted EBITDA is defined as earnings before interest, other (income) expense, income tax expense, depreciation and amortization and before (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date and a one-time minimum guarantee to effectively terminate a live events distribution agreement post COVID-19, and (e) certain stock-based compensation expense. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full Fiscal 2026 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to purchase accounting adjustments, acquisition-related charges and legal settlement reserves excluded from Adjusted EBITDA. We expect that the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

LiveOne Press Contact:
press@liveone.com

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